U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2005

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

Suite 1210 1200 West 73rd Avenue, Vancouver, B.C., Canada	V6P 6G5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 264 8012

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica, Inc. announced in a press release dated July 12, 2005, that it has entered into an agreement to purchase 300 sixty kilogram bags of premium quality Arabica green beans from a coffee growers' co-operative in Western Rwanda.

This co-operative coffee is grown on rich volcanic soils in altitudes ranging from 5,400 to 5,900 feet (1,650 to 1,800 meters) above sea level and within 10 km of the area where coffee was first introduced to Rwanda nearly a century ago. It is of the Bourbon variety and fully washed in the co-operative's own washing station. The co-operative has 860 members 300 of whom are women, many of which are survivors of the 1994 genocide.

Establishing a relationship with a co-operative in Rwanda augments Coffee Pacifica's sales strategy to become a leading "Growers Direct" coffee distributor focusing solely on coffee from co-operatives; paying co-operatives premium prices, providing consultation on improvement of coffee quality, management of the co-operatives, whilst introducing the benefits of downstream marketing.

Additionally, Coffee Pacifica has also commenced shipping its 2005 crop of Papua New Guinea green bean coffee to United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC.

Date:    July 12, 2005                                                /s/ Shailen Singh

                                                                                    Shailen Singh, President & CEO